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EXHIBIT 10.3

 FIRST SUPPLEMENT TO LOAN AGREEMENT BETWEEN COMPLETE WELLNESS CENTERS, INC. AND
                RVR CONSULTING GROUP, INC. DATED AUGUST 31, 1999

                       FIRST SUPPLEMENT TO LOAN AGREEMENT

     FIRST SUPPLEMENT TO LOAN AGREEMENT, dated as of August 31, 1999 (this "First Supplement"), by and among Complete Wellness Centers, Inc., a Delaware corporation (the "Company"), and RVR Consulting Group, Inc. ("RVR").

               WHEREAS, the Company and RVR are parties to the Loan Agreement, dated as of February 19, 1999;

               WHEREAS, pursuant to the Loan Agreement dated as of February 19, 1999 by and among the Company and RVR provided to the Company a $100,000 term loan, of which the full $100,000 principal amount is presently outstanding and due and payable by the Company to RVR;

               WHEREAS, in order to permit the Company to meet certain requirements for the continued listing of its Common Stock on the NASDAQ SmallCap market, the Company and RVR desire to restructure the Loan in the Company in the manner provided in this First Supplement;

               WHEREAS, RVR desire to exchange the Loan held by them for shares of a new series of Junior Convertible Preferred Stock, $0.01 par value per share, of the Company (the Series D Junior Preferred Stock), which Preferred Stock shall have the rights as described in the Certificate of Designation (the Certificate) attached hereto as Exhibit A; and

               WHEREAS, capitalized terms used in this First Supplement without definition shall have the respective meanings ascribed to them in the Loan Agreement.

     It is therefore agreed as follows:

     8. Exchange of Loan for Shares. RVR hereby agrees to exchange $100,000 principal amount of the Loan for newly issued shares of Series D Junior Convertible Preferred Stock




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          (collectively, the Shares). The Certificate in the form of Exhibit A attached hereto shall be filed with the Secretary of State of the State of Delaware on the date hereof, the Certificate having been approved by the Board of Directors of the Company and by RVR. New certificates representing validly issued, fully paid and nonassessable shares of the Preferred Stock as provided in the Certificate are being issued to RVR. The Loan is hereby deemed paid in full and the promissory note evidencing the Loan (the Note) shall be marked canceled and returned to the Company.

     9. Issuable Common Stock. The Common Stock issuable upon conversion of the Preferred Stock shall constitute Registrable Securities for purposes of the Registration Rights Agreement.

     10. Representations and Warranties of RVR. RVR represents and warrants to the Company as follows:

                    RVR is acquiring the Shares for its own account and not on behalf of any other person, and not with a view to sale or distribution in whole or in part in a manner that would violate the Securities Act of 1933, as amended (the Act).

                    RVR understands that the Shares have not been registered under the Act and will be restricted securities within the meaning of the regulations under the Act, and by reason of the foregoing the Shares may not be resold in the absence of an effective registration statement under, or an applicable exemption from, the Act.

                    RVR has full right, power and authority to execute and deliver this Agreement and perform its obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of RVR, enforceable against such Exchangee in accordance with its terms.




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     11.  Representations and Warranties of the Company.

                    The Company represents and warrants to RVR that the Shares to be issued hereunder will, when issued and delivered to RVR, be duly authorized, validly issued, fully paid and nonassessable.

                    The Company has full right, power and authority to execute and deliver this Agreement and perform its obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     12. Choice of Brokerage Firm. The parties hereto acknowledge and agree that the Company shall have the right to specify the brokerage firm that shall execute the sales of the common stock of the Company which is acquired by RVR upon conversion of the Preferred Stock. Such brokerage firm shall be obligated in each case to obtain the best execution with respect to any such sales of common stock.

     13. Choice of Law. This Agreement shall be governed by the laws of Delaware without regard to the conflict of law provisions thereof.

     14. Miscellaneous. This Agreement is a complete statement of the agreement between the parties with respect to the matters provided for and there are no agreements, promises, warranties, covenants or undertakings other than as expressly set forth in this Agreement. This Agreement supersedes any previous agreements and understandings between the parties with respect to the matters provided for herein and cannot be changed or terminated except in writing signed by each of the parties.




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     IN WITNESS WHEREOF, the parties have executed this First Supplement as of the date first above written.

                                   COMPLETE WELLNESS CENTERS, INC.

                                   By:    /s/  Michael T. Brigante
                                   Name:       Michael T. Brigante
                                   Title:      Chief Financial Officer

                                   RVR CONSULTING GROUP, INC.

                                   By:          /s/ Sergio Vallejo
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                                   Name:        SERGIO VALLEJO
                                               --------------------------------
                                   Title:       Vice President
                                               --------------------------------